Investment Company Act File No. 811-6041

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM N-2

REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 9

THE CENTRAL EUROPEAN EQUITY FUND, INC.
(Exact Name of Registrant as Specified in Charter)

31 West 52nd Street, New York, New York 10019
(Address of Principal Executive Offices)

(212) 250-2500
(Registrant’s Telephone Number, including Area Code)

Robert R. Gambee
The Central European Equity Fund, Inc.
31 West 52nd Street
New York, New York 10019
(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. |_|

It is proposed that this filing will become effective (check appropriate box):
         |_|  when declared effective pursuant to Section 8(c).

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act:
         |_|  immediately upon filing pursuant to paragraph (b).
         |_|  on (date) pursuant to paragraph (b).
         |_|  60 days after filing pursuant to paragraph (a)
         |_|  on (date) pursuant to paragraph (a).

If appropriate, check the following box:
        |_| This post-effective amendment designates a new effective date for a previously filed post- effective amendment.
        |_| This form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -___.

PART C

Item 24.    Financial Statements and Exhibits

          Amendments to the Bylaws of the Registrant, as adopted on July 16, 2001 by the Registrant’s Board of Directors, are filed herewith as Exhibit 2.b.

SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 26th day of July, 2001.

THE CENTRAL EUROPEAN EQUITY FUND, INC.	By /s/ Joseph Cheung Joseph Cheung Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.b.	Amendments to the Bylaws of the Registrant.	Filed herewith.